Exhibit 99.1
Investor Relations
Gary Doyle
Director of Investor Relations
Black Box Corporation
Phone: (724) 873-6788
Email: investors@blackbox.com
FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS THIRD QUARTER AND YEAR-TO-DATE FISCAL 2009 RESULTS
PITTSBURGH, PENNSYLVANIA, January 27, 2009 -- Black Box Corporation (NASDAQ:BBOX) today reported results for the third quarter of Fiscal 2009 ended December 27, 2008.
For the third quarter of Fiscal 2009, diluted earnings per share were 56¢ on net income of $9.8 million or 3.8% of revenues compared to diluted earnings per share of 64¢ on net income of $11.3 million or 4.4% of revenues for the same quarter last year. On a sequential quarter comparison basis, second quarter of Fiscal 2009 diluted earnings per share were 82¢ on net income of $14.3 million or 5.6% of revenues. Excluding reconciling items, operating earnings per share (which is a non-GAAP term and is defined below) for the third quarter of Fiscal 2009 were 88¢ on operating net income (which is a non-GAAP term and is defined below) of $15.4 million or 5.9% of revenues compared to operating earnings per share of 85¢ on operating net income of $15.2 million or 5.9% of revenues for the same quarter last year. Management believes that presenting operating earnings per share and operating net income is useful to investors because it provides a more meaningful comparison of the ongoing operations of the Company.
For the third quarter of Fiscal 2009, the Company’s pre-tax reconciling items were $8.8 million with an after-tax impact on net income and EPS of $5.6 million and 32¢, respectively. During the third quarter of Fiscal 2008, the Company’s pre-tax reconciling items were $6.2 million with an after-tax impact on net income and EPS of $3.8 million and 21¢, respectively. See below for further discussion regarding Management’s use of non-GAAP accounting measurements and a detailed presentation of the Company’s pre-tax reconciling items for the periods presented above.
Third quarter of Fiscal 2009 total revenues were $262 million, an increase of $4 million or 1% from $258 million for the same quarter last year. On a sequential quarter comparison basis, second quarter of Fiscal 2009 total revenues were $254 million.
Third quarter of Fiscal 2009 cash provided by operating activities was $13 million or 136% of net income, compared to $25 million or 216% of net income for the same quarter last year. Third quarter of Fiscal 2009 free cash flow (which is a non-GAAP term and is defined below) was $11 million compared to $23 million for the same quarter last year. On a sequential quarter comparison basis, second quarter of Fiscal 2009 cash provided by operating activities was $26 million or 182% of net income and free cash flow was $26 million. Black Box utilized its third quarter of Fiscal 2009 free cash flow primarily to fund current period acquisition activity of $10 million and to pay dividends of $1 million. Management believes that free cash flow, defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from stock option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available to the Company.
For the nine-month period ended December 27, 2008, diluted earnings per share were $2.11 on net income of $37.0 million or 4.9% of revenues compared to diluted earnings per share of $1.74 on net income of $30.8 million or 4.0% of revenues for the same period last year. Excluding reconciling items, operating earnings per share for the nine-month period ended December 27, 2008 were $2.55 on operating net income of $44.7 million or 5.9% of revenues compared to operating earnings per share of $2.45 on operating net income of $43.4 million or 5.6% of revenues for the same period last year.
For the nine-month period ended December 27, 2008, the Company’s pre-tax reconciling items were $12.2 million with an after-tax impact on net income and EPS of $7.7 million and 44¢, respectively. For the nine-month period ended December 29, 2007, the Company’s pre-tax reconciling items were $20.1 million with an after-tax impact on net income and EPS of $12.6 million and 71¢, respectively.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

For the nine-month period ended December 27, 2008, total revenues were $758 million, a decrease of $13 million or 2% from $771 million for the same period last year.
Cash provided by operating activities for the nine-month period ended December 27, 2008 was $52 million or 140% of net income compared to $37 million or 119% of net income for the same period last year. Free cash flow was $49 million compared to $38 million for the same period last year. Black Box utilized its nine-month period free cash flow primarily to fund current and prior period acquisition activity of $45 million and to pay dividends of $3 million.
The Company’s six-month order backlog was $195 million at December 27, 2008 compared to $165 million for the same quarter last year. On a sequential quarter end comparison basis, the Company’s six-month order backlog was $196 million at September 27, 2008.
For Fiscal 2009, the Company is targeting reported revenues of approximately $990 million to $1,000 million; corresponding operating earnings per share in the range of $3.25 to $3.30; and cash provided by operating activities in the range of 90% to 100% of operating net income.
All of the above exclude acquisition-related expense, employee severance costs, stock-based compensation expense, historical stock option granting practices investigation costs and the impact of changes in the fair market value of the Company’s interest-rate swap, and all of the above are before any new mergers and acquisition activity that has not been announced.
Commenting on the third quarter of Fiscal 2009 results, Terry Blakemore, President and Chief Executive Officer, said “Black Box’s results for the third quarter demonstrate the strength of our business model. Our well-diversified customer base and solution offering has minimized the impact of a slowing global economy on our revenue. Our ability to effectively manage costs continues to drive double digit operating margins and our consistent positive cash flow has allowed us to continue our stated goal of making selective strategic acquisitions. With that said, we recognize that we are not immune to the decrease in corporate capital expenditures and reduced IT spending occurring throughout the economy.”
Mr. Blakemore went on to say “As we enter the fourth quarter, our strong business model has positioned Black Box to meet the challenges of the expected downward pressure on our revenues. In spite of the economic uncertainties that lay ahead, our fundamental operating objectives remain unchanged, and we will continue to provide our clients with the highest levels of technical service throughout the world.”
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Standard Time today, January 27, 2009. Terry Blakemore, President and Chief Executive Officer, will host the call. To participate in the call, please dial 612-332-1025 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 978968. A live audio webcast of the conference call will be available. To access the webcast, please visit the Investor Relations section of the Black Box website at www.blackbox.com. Please login approximately 10 minutes prior to the start of the conference call.
Black Box is the world’s largest technical services company dedicated to designing, building and maintaining today’s complicated data and voice infrastructure systems. Black Box services 175,000 clients in 141 countries with 191 offices throughout the world. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box®, the Double Diamond logo and DVH® are registered trademarks of BB Technologies, Inc.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “target,” “may,” “will,” “project,” “intend,” “plan,” “believe” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include the timing and final outcome of the ongoing review of the Company’s stock option practices, including the related Securities and Exchange Commission (“SEC”) investigation (as to which the Company provided an update in a Current Report on Form 8-K filed earlier today), shareholder derivative lawsuit and tax matters, and the impact of any actions that may be required or taken as a result of such review, SEC investigation, shareholder derivative lawsuit or tax matters, levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, including the NextiraOne business, the timing and costs of restructuring programs, successful marketing of DVH (Data, Voice, Hotline) services, successful implementation of our M&A program, including identifying appropriate targets, consummating transactions and successfully integrating the businesses, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company’s arrangements with suppliers of voice equipment and technology and various other matters, many of which are beyond the Company’s control. Additional risk factors are included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008. We can give no assurance that any goal, plan or target set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three-months ended		Nine-months ended
	December 27 and 29,		December 27 and 29,
In thousands, except per share amounts	2008	2007	2008	2007

Revenues
Hotline products	$51,550	$59,269	$164,008	$175,027
On-Site services	210,303	199,055	594,208	596,218

Total	261,853	258,324	758,216	771,245

Cost of sales
Hotline products	27,380	30,891	84,279	91,710
On-Site services	143,555	133,312	401,820	401,895

Total	170,935	164,203	486,099	493,605

Gross profit	90,918	94,121	272,117	277,640

Selling, general & administrative expenses	66,085	68,522	198,282	208,049
Intangibles amortization	3,261	1,382	6,987	5,044

Operating income	21,572	24,217	66,848	64,547

Interest expense (income), net	5,722	5,780	8,105	15,203
Other expenses (income), net	376	(16)	543	(156)

Income before provision for income taxes	15,474	18,453	58,200	49,500

Provision for income taxes	5,647	7,112	21,241	18,661

Net income	$9,827	$11,341	$36,959	$30,839

Earnings per common share
Basic	$0.56	$0.64	$2.11	$1.75

Diluted	$0.56	$0.64	$2.11	$1.74

Weighted average common shares outstanding
Basic	17,533	17,683	17,525	17,601

Diluted	17,533	17,742	17,525	17,689

Dividends per share	$0.06	$0.06	$0.18	$0.18

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except par value	December 27, 2008	March 31, 2008

Assets
Cash and cash equivalents	$22,557	$26,652
Accounts receivable, net	161,358	162,289
Inventories, net	61,760	67,537
Costs/estimated earnings in excess of billings on uncompleted contracts	68,546	58,611
Prepaid and other current assets	29,882	31,529

Total current assets	344,103	346,618

Property, plant and equipment, net	30,305	32,822
Goodwill	619,361	586,856
Intangibles
Customer relationships, net	101,267	67,331
Other intangibles, net	38,729	32,524
Other assets	2,907	7,700

Total assets	$1,136,672	$1,073,851

Liabilities
Accounts payable	$76,010	$71,670
Accrued compensation and benefits	27,871	22,654
Deferred revenue	35,738	37,467
Billings in excess of costs/estimated earnings on uncompleted contracts	19,330	19,946
Income taxes	13,417	13,810
Other liabilities	46,104	47,040

Total current liabilities	218,470	212,587

Long-term debt	245,185	195,904
Other liabilities	26,126	25,086

Total liabilities	489,781	433,577

Stockholders’ equity
Common stock	25	25
Additional paid-in capital	445,027	443,380
Retained earnings	513,725	479,921
Accumulated other comprehensive income	11,209	40,043
Treasury stock	(323,095)	(323,095)

Total stockholders’ equity	646,891	640,274

Total liabilities and stockholders’ equity	$1,136,672	$1,073,851

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three-months ended		Nine-months ended
	December 27 and 29,		December 27 and 29,
In thousands	2008	2007	2008	2007

Operating Activities
Net income	$9,827	$11,341	$36,959	$30,839
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Intangibles amortization and depreciation	5,834	4,119	14,433	13,464
Loss on sale of property	(63)	(31)	(84)	441
Deferred taxes	(946)	13,848	(90)	4,110
Tax impact from stock options	88	(66)	1,135	4,320
Stock compensation expense	855	(152)	2,237	2,719
Change in fair value of interest-rate swap	2,436	1,583	(441)	2,021
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable, net	2,680	10,496	14,484	(13,493)
Inventories, net	(136)	(3,093)	5,185	705
All other current assets excluding deferred tax asset	(3,054)	12,662	(11,626)	9,759
Liabilities exclusive of long-term debt	(4,143)	(26,203)	(10,429)	(18,149)

Net cash provided by (used for) operating activities	$13,378	$24,504	$51,763	$36,736

Investing Activities
Capital expenditures	$(329)	$(486)	$(1,853)	$(2,412)
Capital disposals	64	35	168	86
Acquisition of businesses (payments)/recoveries	(47,914)	(10,657)	(96,534)	(10,657)
Prior merger-related (payments)/recoveries	(427)	1,019	(262)	(2,196)

Net cash provided by (used for) investing activities	$(48,606)	$(10,089)	$(98,481)	$(15,179)

Financing Activities
Proceeds from borrowings	$93,952	$53,825	$237,662	$153,275
Repayment of borrowings	(58,918)	(64,691)	(190,379)	(172,378)
Proceeds from the exercise of stock options	--	2	545	5,172
Deferred financing costs	--	--	(125)	--
Payment of dividends	(1,052)	(1,061)	(3,154)	(3,165)
Purchase of treasury stock	--	(2)	--	(3)

Net cash provided by (used for) financing activities	$33,982	$(11,927)	$44,549	$(17,099)

Foreign currency exchange impact on cash	$(1,999)	$(599)	$(1,926)	$(1,506)

Increase / (decrease) in cash and cash equivalents	$(3,245)	$1,889	$(4,095)	$2,952
Cash and cash equivalents at beginning of period	$25,802	$18,220	$26,652	$17,157

Cash and cash equivalents at end of period	$22,557	$20,109	$22,557	$20,109

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles (“GAAP”), the Company provides non-GAAP financial measures such as free cash flow, cash provided by operating activities excluding restructuring payments (see below for reference), operating net income, operating earnings per share, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Operating income and Same-office revenue comparisons to illustrate the Company’s operational performance. These non-GAAP financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Pursuant to the requirements of Regulation G, the Company has provided Management explanations regarding their use and the usefulness of non-GAAP financial measures, definitions of the non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures, which are provided below.
Management uses non-GAAP financial measures (a) to evaluate the Company’s historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources, (d) to measure operational profitability and (e) as an important factor in determining variable compensation for Management and its team members. Moreover, the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.
While Management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. The limitations include (i) the non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly-titled measures of the Company’s competitors due to potential differences in the exact method of calculation, (ii) the non-GAAP financial measures exclude costs for employee severance (“employee severance costs”) incurred during the periods reported in an attempt to right-size the organization and more appropriately align the expense structure with anticipated revenues and changing market demand for its solutions and services that will impact future operating results, (iii) the non-GAAP financial measures exclude certain costs, incurred during the periods reported as a result of past acquisitions, including restructuring, severance and other integration costs (collectively referred to as “acquisition integration costs”) that will impact future operating results, (iv) the non-GAAP financial measures exclude certain non-cash amortization of intangible assets on acquisitions, however, they do not specifically exclude the added benefits of these costs, such as revenue and contributing operating margin, (v) the non-GAAP financial measures exclude non-cash stock-based compensation charges, which are similar to cash compensation paid to employees and are an integral part of achieving our operating results, (vi) the non-GAAP financial measures exclude non-cash asset write-up depreciation expense on acquisitions related to acquisitions made during recent years which is derived from the book value to fair market value write-up on acquired assets, (vii) the non-GAAP financial measures exclude historical stock option granting practices investigation costs, (viii) the non-GAAP financial measures exclude the non-cash change in fair value of the interest-rate swap which will continue to impact the Company’s earnings until the interest-rate swap is settled, (ix) the non-GAAP financial measures exclude expenses incurred as a result of measures taken by the Company to address the application of Section 409A of the Internal Revenue Code of 1986, as amended (hereinafter referred to as “409A expenses”) and (x) there is no assurance the excluded items in the non-GAAP financial measures will not occur in the future. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measurements, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.
Free cash flow
Free cash flow is defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from stock option exercises, plus or minus foreign currency translation adjustments. Management’s reasons for exclusion of each item are explained in further detail below.
Net capital expenditures
The Company believes net capital expenditures must be taken into account along with cash provided by operating activities to more properly reflect the actual cash available to the Company. Net capital expenditures are typically material and directly impact the availability of the Company’s operating cash. Net capital expenditures are comprised of capital expenditures and capital disposals.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Proceeds from stock option exercises
The Company believes that proceeds from stock option exercises should be added to cash provided by operating activities to more accurately reflect the actual cash available to the Company. The Company has demonstrated a recurring inflow of cash related to its stock-based compensation plans and, since this cash is immediately available to the Company, it directly impacts the availability of the Company’s operating cash. The amount of proceeds from stock option exercises is dependent upon a number of variables, including the number and exercise price of outstanding options and the trading price of the Company’s common stock. In addition, the timing of stock option exercises is under the control of the individual option holder and is not in the control of the Company. As a result, there can be no assurance as to the timing or amount of any proceeds from stock option exercises.
Foreign currency translation adjustment
Due to the size of the Company’s international operations, and the ability of the Company to utilize cash generated from foreign operations locally without the need to convert such currencies to U.S. dollars on a regular basis, the Company believes that it is appropriate to adjust its operating cash flows to take into account the positive and/or negative impact of such charges as such adjustment provides an appropriate measure of the availability of the Company’s operating cash on a world-wide basis. A limitation of adjusting cash flows to account for the foreign currency impact is that it may not provide an accurate measure of cash available in U.S. dollars.
A reconciliation of cash provided by operating activities to free cash flow is presented below:

	3Q09	2Q09	3Q08	3QYTD09	3QYTD08

Cash provided by operating activities	$13,378	$25,957	$24,504	$51,763	$36,736
Capital expenditures	(329)	(872)	(486)	(1,853)	(2,412)
Capital disposals	64	82	35	168	86
Foreign currency exchange impact on cash	(1,999)	128	(599)	(1,926)	(1,506)

Free cash flow before stock option exercises	$11,114	$25,295	$23,454	$48,152	$32,904
Proceeds from stock option exercises	--	545	2	545	5,172

Free cash flow	$11,114	$25,840	$23,456	$48,697	$38,076

Cash provided by operating activities excluding restructuring payments
Cash provided by operating activities excluding restructuring payments is defined by the Company as cash provided by operating activities plus restructuring payments. Restructuring payments are the cash payments made during the period for employee severance costs and/or acquisition integration costs. The Company believes that restructuring payments should be added to cash provided by operating activities to more accurately reflect the cash flow from operations.
A reconciliation of cash provided by operating activities to cash provided by operating activities excluding restructuring payments is presented below:

	3Q09	2Q09	3Q08	3QYTD09	3QYTD08

Cash provided by operating activities	$13,378	$25,957	$24,504	$51,763	$36,736
Restructuring payments	2,314	2,134	2,990	7,602	10,515

Cash provided by operating activities excluding restructuring payments	$15,692	$28,091	$27,494	$59,365	$47,251

Operating net income and operating earnings per share (“EPS”)
Management believes that operating net income, defined by the Company as net income plus reconciling items, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in a way Management assesses, the Company’s current and future operations. Reconciling items include employee severance costs, acquisition integration costs, amortization of intangible assets on acquisitions, stock-based compensation expense, asset write-up depreciation expense on acquisitions, historical stock option granting practices investigation costs, the change in fair value of the interest-rate swap and 409A expenses. Management’s reason for exclusion of each item is explained in further detail below.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Employee severance costs
The Company believes that incurring costs in the current period(s) in an attempt to right-size the organization and more appropriately align the expense structure with anticipated revenues and changing market demand for its solutions and services will result in a long-term positive impact on financial performance in the future. Employee severance costs are presented in accordance with GAAP in the Company’s Condensed Consolidated Statements of Income. However, due to the material amount of additional costs incurred during a single or possibly successive periods, Management believes that exclusion of these costs and their related tax impact provides a more accurate reflection of the Company’s ongoing financial performance.
Acquisition integration costs
The Company believes that incurring costs in the current period(s) as part of a restructuring plan or as a result of economies of scale from acquisitions will result in a long-term positive impact on financial performance in the future. Acquisition integration costs are presented in accordance with GAAP in the Company’s Condensed Consolidated Statements of Income. However, due to the material amount of additional costs incurred during a single or possibly successive periods, Management believes that exclusion of these costs and their related tax impact provides a more accurate reflection of the Company’s ongoing financial performance.
Amortization of intangible assets on acquisitions
The Company incurs non-cash amortization expense from intangible assets related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by Management after the acquisition.
Stock-based compensation expense
The Company records non-cash stock-based compensation expense equal to the fair value of share-based payment awards to its directors, executives and employees. Non-cash stock-based compensation is an integral part of ongoing operations since it is considered similar to other types of compensation to employees. However, Management believes that varying levels of stock-based compensation expense could result in misleading period-over-period comparisons and is providing an adjusted disclosure which excludes stock-based compensation and its related tax impact.
Asset write-up depreciation expense on acquisitions
The Company incurs non-cash asset write-up depreciation expense on acquisitions related to acquisitions made during recent years. Specifically, this non-cash expenditure is derived from the book value to fair market value write-up on acquired assets. Asset write-ups are depreciated over their remaining useful life which generally falls between one to five years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are fixed from acquisition to the end of the asset’s useful life, and generally cannot be changed or influenced by Management after the acquisition.
Historical stock option granting practices investigation costs
The Company incurred costs in connection with its investigation of historical stock option granting practices. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are generally non-recurring and cannot be changed or influenced by Management.
Change in fair value of the interest-rate swap
To mitigate the risk of interest-rate fluctuations associated with the Company’s variable rate debt, the Company entered into a five-year interest-rate swap (“interest-rate swap”) that does not qualify as a cash flow hedge. Thus, the Company records the change in fair value of the interest-rate swap as an asset/liability within the Company’s Condensed Consolidated Balance Sheets with the offset to Interest expense (income) within the Company’s Condensed Consolidated Statements of Income. Management excludes this non-cash expense (income) and the related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs generally cannot be changed or influenced by Management.
409A expenses
The Company incurred significant costs as a result of measures taken to address the application of Section 409A of the Internal Revenue Code of 1986, as amended, related to its stock options. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are generally non-recurring and cannot be changed or influenced by Management.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

The following table represents the Company’s pre-tax reconciling items:

	3Q09	2Q09	3Q08	3QYTD09	3QYTD08

Non-cash charges
Amortization of intangible assets on acquisitions	$3,231	$1,864	$1,335	$6,886	$4,902
Stock-based compensation expense	855	840	(152)	2,237	2,719
Asset write-up depreciation expense on acquisitions	485	448	457	1,381	1,564
Change in fair value of interest-rate swap	2,436	(169)	1,583	(441)	2,021

Total Non-cash charges	$7,007	$2,983	$3,223	$10,063	$11,206

Cash charges
Employee severance costs	$1,697	$--	$--	$1,697	$--
Acquisition integration costs	--	--	1,513	--	6,416
Historical stock option granting practices investigation costs	88	332	134	420	1,152
409A expenses	--	--	1,341	--	1,341

Total Cash charges	$1,785	$332	$2,988	$2,117	$8,909

Total pre-tax reconciling items	$8,792	$3,315	$6,211	$12,180	$20,115

A reconciliation of net income to operating net income is presented below:

	3Q09	2Q09	3Q08	3QYTD09	3QYTD08

Net income	$9,827	$14,299	$11,341	$36,959	$30,839
% of Revenue	3.8%	5.6%	4.4%	4.9%	4.0%
Reconciling items, after tax	5,583	2,105	3,817	7,735	12,560

Operating net income	$15,410	$16,404	$15,158	$44,694	$43,399
% of Revenue	5.9%	6.5%	5.9%	5.9%	5.6%

A reconciliation of diluted EPS to operating EPS is presented below:

	3Q09	2Q09	3Q08	3QYTD09	3QYTD08

Diluted EPS	$0.56	$0.82	$0.64	$2.11	$1.74
EPS impact of reconciling items	0.32	0.12	0.21	0.44	0.71

Operating EPS	$0.88	$0.94	$0.85	$2.55	$2.45

EBITDA and Adjusted EBITDA
Management believes that EBITDA, defined as income before provision for income taxes plus interest, depreciation and amortization, is a widely accepted measure of profitability that may be used to measure the Company’s ability to service its debt. Adjusted EBITDA, defined as EBITDA plus stock-based compensation expense, may also be used to measure the Company’s ability to service its debt.
A reconciliation of net income to EBITDA is presented below:

	3Q09	2Q09	3Q08	3QYTD09	3QYTD08

Income before provision for income taxes	$15,474	$22,517	$18,453	$58,200	$49,500
Interest	5,722	2,648	5,780	8,105	15,203
Depreciation/Amortization	5,834	4,347	4,119	14,433	13,464

EBITDA	$27,030	$29,512	$28,352	$80,738	$78,167
Stock-based compensation expense	855	840	(152)	2,237	2,719

Adjusted EBITDA	$27,885	$30,352	$28,200	$82,975	$80,886

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Supplemental Information
The following supplemental information, including geographical segment results, service type results, same-office revenue comparisons and significant balance sheet ratios and other information is being provided for comparisons of reported results for the third quarter of Fiscal 2009 and 2008, second quarter of Fiscal 2009 and/or third quarter year-to-date Fiscal 2009 and 2008. All dollar amounts are in thousands unless noted otherwise.
Geographical Segment Results
Management is presented with and reviews revenues, operating income and adjusted operating income by geographical segment. Adjusted operating income is defined by the Company as operating income plus reconciling items. Reconciling items include employee severance costs, acquisition integration costs, amortization of intangible assets on acquisitions, stock-based compensation expense, asset write-up depreciation expense on acquisitions, historical stock option granting practices investigation costs and 409A expenses. See above for additional details provided by Management regarding non-GAAP financial measures. Revenues, operating income and adjusted operating income for North America, Europe and All Other are presented below:

	3Q09	2Q09	3Q08	3QYTD09	3QYTD08

Revenues
North America	$223,820	$211,467	$210,635	$631,623	$637,639
Europe	28,591	31,753	37,303	96,112	103,808
All Other	9,442	10,590	10,386	30,481	29,798

Total	$261,853	$253,810	$258,324	$758,216	$771,245

Operating income
North America	$17,267	$20,163	$16,280	$51,914	$44,966
% of North America revenues	7.7%	9.5%	7.7%	8.2%	7.1%
Europe	$2,882	$3,456	$5,966	$10,151	$14,206
% of Europe revenues	10.1%	10.9%	16.0%	10.6%	13.7%
All Other	$1,423	$1,809	$1,971	$4,783	$5,375
% of All Other revenues	15.1%	17.1%	19.0%	15.7%	18.0%

Total	$21,572	$25,428	$24,217	$66,848	$64,547
% of Total revenues	8.2%	10.0%	9.4%	8.8%	8.4%

Reconciling items (pretax)
North America	$5,878	$3,484	$4,628	$12,143	$18,094
Europe	465	--	--	465	--
All Other	13	--	--	13	--

Total	$6,356	$3,484	$4,628	$12,621	$18,094

Adjusted Operating income
North America	$23,145	$23,647	$20,908	$64,057	$63,060
% of North America revenues	10.3%	11.2%	9.9%	10.1%	9.9%
Europe	$3,347	$3,456	$5,966	$10,616	$14,206
% of Europe revenues	11.7%	10.9%	16.0%	11.0%	13.7%
All Other	$1,436	$1,809	$1,971	$4,796	$5,375
% of All Other revenues	15.2%	17.1%	19.0%	15.7%	18.0%

Total	$27,928	$28,912	$28,845	$79,469	$82,641
% of Total revenues	10.7%	11.4%	11.2%	10.5%	10.7%

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Service Type Results
Management is presented with and reviews revenues and gross profit for Data Services, Voice Services and Hotline Services which are presented below:

	3Q09	2Q09	3Q08	3QYTD09	3QYTD08

Revenues
Data Services	$52,238	$42,714	$50,474	$141,836	$146,839
Voice Services	158,065	154,277	148,581	452,372	449,379
Hotline Services	51,550	56,819	59,269	164,008	175,027

Total	$261,853	$253,810	$258,324	$758,216	$771,245

Gross profit
Data Services	$15,247	$12,879	$15,911	$41,413	$44,462
% of Data Services revenues	29.2%	30.2%	31.5%	29.2%	30.3%
Voice Services	$51,501	$52,276	$49,832	$150,975	$149,861
% of Voice Services revenues	32.6%	33.9%	33.5%	33.4%	33.3%
Hotline Services	$24,170	$27,902	$28,378	$79,729	$83,317
% of Hotline Services revenues	46.9%	49.1%	47.9%	48.6%	47.6%

Total	$90,918	$93,057	$94,121	$272,117	$277,640
% of Total revenues	34.7%	36.7%	36.4%	35.9%	36.0%

Same-office revenue comparisons
Management is presented with and reviews revenues on a same-office basis which excludes the effects of revenues from acquisitions. While the information provided below is presented on a consolidated basis, the revenue from offices added below relates to the North American Data Services and North American Voice Services. Reported same-office comparisons for the Company’s North America, Data Services and Voice Services segments can be determined by excluding the revenues from offices added since 4/1/07 or 6/29/08 as shown below.
Information on quarterly revenues on a same-office basis compared to the same period last year is presented below:

	3Q09	3Q08	% Change

Reported revenues	$261,853	$258,324	1%
Less revenue from Data Services offices added since 4/1/07 (1Q08)	(12,626)	--
Less revenue from Voice Services offices added since 4/1/07 (1Q08)	(19,189)	(3,293)

Reported revenues on same-office basis	230,038	255,031	(10%)
Foreign currency impact	5,514	--

Revenues on same-office basis (excluding foreign currency impact)	$235,552	$255,031	(8%)

Information on year-to-date revenues on a same-office basis compared to the same period last year is presented below:

	3QYTD09	3QYTD08	% Change

Reported revenues	$758,216	$771,245	(2%)
Less revenue from Data Services offices added since 4/1/07 (1Q08)	(12,626)	--
Less revenue from Voice Services offices added since 4/1/07 (1Q08)	(45,899)	(3,293)

Reported revenues on same-office basis	699,691	767,952	(9%)
Foreign currency impact	(816)	--

Revenues on same-office basis (excluding foreign currency impact)	$698,875	$767,952	(9%)

Information on revenues on a same-office basis compared to the sequential quarter is presented below:

	3Q09	2Q09	% Change

Reported revenues	$261,853	$253,810	3%
Less revenue from Data Services offices added since 6/29/08 (2Q09)	(12,626)	--
Less revenue from Voice Services offices added since 6/29/08 (2Q09)	(11,621)	(10,510)

Reported revenues on same-office basis	237,606	243,300	(2%)
Foreign currency impact	5,573	--

Revenues on same-office basis (excluding foreign currency impact)	$243,179	$243,300	0%

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below. Dollar amounts are in millions.

	3Q09		2Q09		3Q08

Accounts receivable
Gross accounts receivable	$172.4		$168.1		$192.2
Reserve $ / %	$11.0	6.4%	$11.1	6.6%	$12.7	6.6%

Net accounts receivable	$161.4		$157.0		$179.5

Net days sales outstanding	54 days		50 days		58 days

Inventory
Gross inventory	$82.5		$83.4		$95.3
Reserve $ / %	$20.7	25.1%	$20.7	24.8%	$21.1	22.2%

Net inventory	$61.8		$62.7		$74.2

Net inventory turns	8.6x		8.0x		7.0x

Six-month order backlog	$195		$196		$165

Team members	4,745		4,445		4,488

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746